EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

THIRD QUARTER 2011 NET INCOME OF $0.46/SHARE

(Fort Smith, Arkansas, October 28, 2011) — Arkansas Best Corporation (Nasdaq: ABFS) today announced third quarter 2011 net income of $12.3 million, or $0.46 per share, compared to a net loss of $0.7 million, or $0.03 per share in the third quarter of 2010.

Arkansas Best’s third quarter 2011 performance reflects strong improvement from its largest subsidiary, ABF Freight System, Inc.  ABF produced healthy revenue and profit growth that resulted from improved account pricing in the midst of moderating tonnage levels.  ABF improved its third quarter operating ratio by four and a half operating points versus the same period last year and by over two operating points versus this year’s second quarter.

“We are pleased to report another quarter of profitability resulting from the value and superior service that ABF offers in the marketplace.  The ABF team is to be congratulated for producing better results in the face of an uncertain economic environment,” said Judy R. McReynolds, Arkansas Best President and Chief Executive Officer.  “In looking ahead, we are prepared to appropriately adjust resources to business levels while maintaining a high level of service for our customers.  Our blend of investments in people and technology as well as the unique logistics services provided to our customers put us in a good position as we cultivate opportunities for future growth and new offerings.”

Arkansas Best Corporation

Third Quarter 2011

•                Revenue of $510.9 million, a per day increase of 14.7% from the prior year third quarter revenue of $445.5 million

•                Net income of $0.46 per share compared to a net loss of $0.03 per share in the prior year third quarter

•                Includes market losses on the cash surrender value of life insurance of $0.05 per share compared to gains of $0.06 per share in the prior year period

ABF Freight System, Inc.®

Third Quarter 2011

•                  Revenue of $466.3 million compared to $409.9 million in third quarter 2010, a per-day increase of 13.8%

•                  Tonnage per day decrease of 2.0% versus third quarter 2010

•                  Total billed revenue per hundredweight of $27.10 compared to $23.38 in third quarter 2010, an increase of 15.9%, including increases in fuel surcharge

•                  Operating income of $18.3 million compared to an operating loss of $2.6 million in third quarter 2010

•                  Operating ratio of 96.1% compared to 100.6% in third quarter 2010

“Since March of this year, ABF’s year-over-year change in monthly tonnage has moderated, and beginning in August, tonnage has been below that of the same period last year.  So far in October, ABF’s tonnage is lower than last October by between six and seven percent, but because of greatly improved yields, ABF revenues continue to be ahead of the same period last year by approximately 5%.  We attribute the tonnage decline to weakening economic conditions, our efforts to improve account pricing and more difficult comparisons from last year,” said Ms. McReynolds.  “Despite the softening in ABF’s freight, our pricing levels have improved significantly from recent recessionary levels.  We constantly strive to grow ABF’s business with accounts that value our wide range of services.  As a result, ABF’s overall group of accounts offers a better mix of business with yields that have contributed to the improved profitability we’ve experienced during the last two quarters.”

“ABF continues to focus on making investments in resources and personnel that strengthen the positive experience of our customers while improving our operational efficiencies,” said Ms. McReynolds.  “In the third quarter, ABF and its exceptional employees were recognized and honored by three national publications, twice for excellence in information technology and once for ABF’s commitment to sustainability.  Two ABF drivers achieved recognition for superior driving achievements, one as a national driving champion.  Earlier this month, ABF earned the American Trucking Associations’ Excellence in Security Award for the sixth time of the 11 times it has been awarded,” said Ms. McReynolds.  “As we move forward, we will continue to build on the strong foundation provided by ABF’s nationwide network and the relationship-forming skills of its well-trained sales force to offer additional services and to take advantage of new growth opportunities.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the third quarter 2011 results.  The call will be today, Friday, October 28, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 936-4761.  Following the call, a recorded playback will be available through the end of the day on November 30, 2011.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21541622.  The conference call and playback can also be accessed, through November 30, on Arkansas Best’s website at www.arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF has evolved from a local less-than-truckload (LTL) motor carrier into a global provider of customizable supply chain solutions.  More information is available at www.arkbest.com and www.abf.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this press release that are not based on historical facts are “forward-looking statements.”  Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.  Such statements are by their nature subject to uncertainties and risk including, but not limited to, recessionary economic conditions; competitive initiatives, pricing pressures and effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates; the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; future climate change legislation; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$510,887	$445,531	$1,444,369	$1,216,768

OPERATING EXPENSES AND COSTS	489,769	447,307	1,436,245	1,264,619

OPERATING INCOME (LOSS)	21,118	(1,776)	8,124	(47,851)

OTHER INCOME (EXPENSE)
Interest and dividend income	273	313	790	920
Interest expense and other related financing costs	(973)	(853)	(2,899)	(1,853)
Other, net	(1,345)	1,346	1,544	1,558
	(2,045)	806	(565)	625

INCOME (LOSS) BEFORE INCOME TAXES	19,073	(970)	7,559	(47,226)

INCOME TAXES
Current provision (benefit)	7,041	(1,864)	9,432	(11,199)
Deferred provision (benefit)	(233)	1,479	(6,802)	(6,722)
	6,808	(385)	2,630	(17,921)

NET INCOME (LOSS)	12,265	(585)	4,929	(29,305)

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	—	164	174	280

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$12,265	$(749)	$4,755	$(29,585)

EARNINGS PER COMMON SHARE(1)
Basic	$0.46	$(0.03)	$0.18	$(1.18)
Diluted	0.46	(0.03)	0.18	(1.18)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,421,887	25,199,123	25,388,174	25,166,678
Diluted	25,421,887	25,199,123	25,388,174	25,166,678

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.03	$0.09	$0.09

(1)      The Company uses the two-class method for calculating earnings per share. This method, as calculated below, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$12,265	$(749)	$4,755	$(29,585)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)	(532)	(21)	(191)	(38)

ADJUSTED NET INCOME (LOSS) FOR CALCULATING EARNINGS PER COMMON SHARE	$11,733	$(770)	$4,564	$(29,623)

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30 2011	December 31 2010
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$137,099	$102,578
Short-term investments	30,992	39,288
Restricted cash equivalents and short-term investments	52,323	51,661
Accounts receivable, less allowances (2011 — $6,265; 2010 — $3,944)	165,259	145,426
Other accounts receivable, less allowances (2011 — $1,206; 2010 — $1,254)	6,226	8,157
Prepaid expenses	9,114	10,258
Deferred income taxes	37,031	32,681
Prepaid and refundable income taxes	2,106	3,958
Other	5,251	5,677
TOTAL CURRENT ASSETS	445,401	399,684

PROPERTY, PLANT AND EQUIPMENT
Land and structures	241,310	243,981
Revenue equipment	568,639	530,424
Service, office and other equipment	169,743	163,732
Leasehold improvements	21,258	21,890
	1,000,950	960,027
Less allowances for depreciation and amortization	590,418	552,781
	410,532	407,246
OTHER ASSETS	52,439	54,021

	$908,372	$860,951

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$14,631	$13,023
Accounts payable	74,656	62,134
Income taxes payable	5,787	196
Accrued expenses	156,537	144,543
Current portion of long-term debt	21,179	14,001
TOTAL CURRENT LIABILITIES	272,790	233,897

LONG-TERM DEBT, less current portion	45,900	42,657
PENSION AND POSTRETIREMENT LIABILITIES	66,907	65,421
OTHER LIABILITIES	13,933	19,827
DEFERRED INCOME TAXES	20,045	19,405
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2011: 27,099,819 shares; 2010: 26,934,847 shares	271	269
Additional paid-in capital	284,991	281,169
Retained earnings	294,501	292,129
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(33,196)	(36,053)
TOTAL STOCKHOLDERS’ EQUITY	488,797	479,744

	$908,372	$860,951

Note: The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
	2011	2010
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$4,929	$(29,305)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	54,201	53,771
Other amortization	177	200
Pension settlement expense	—	178
Share-based compensation expense	5,116	4,191
Provision for losses on accounts receivable	2,105	453
Deferred income tax benefit	(6,802)	(6,722)
Gain on sale of property and equipment	(1,934)	(142)
Changes in operating assets and liabilities:
Receivables	(20,244)	(31,595)
Prepaid expenses	1,144	1,724
Other assets	2,293	659
Income taxes	8,457	18,145
Accounts payable, accrued expenses and other liabilities	22,836	10,316
NET CASH PROVIDED BY OPERATING ACTIVITIES	72,278	21,873

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases and notes payable	(32,127)	(4,322)
Proceeds from sales of property and equipment	5,678	3,393
Purchases of short-term investments	(27,930)	(51,065)
Proceeds from sales of short-term investments	36,175	99,175
Capitalization of internally developed software and other	(3,735)	(3,265)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(21,939)	43,916

FINANCING ACTIVITIES
Payments on long-term debt	(10,886)	(5,167)
Proceeds from issuance of long-term debt	—	11,416
Acquisition of noncontrolling interest	(4,084)	—
Net change in bank overdraft and other	1,608	(10,057)
Change in restricted cash equivalents and short-term investments	(662)	103
Deferred financing costs	(174)	(35)
Payment of common stock dividends	(2,383)	(2,340)
Proceeds from the exercise of stock options	763	465
NET CASH USED IN FINANCING ACTIVITIES	(15,818)	(5,615)

NET INCREASE IN CASH AND CASH EQUIVALENTS	34,521	60,174
Cash and cash equivalents at beginning of period	102,578	39,332
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$137,099	$99,506

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$5,177	$5,896
Equipment financed under capital leases and notes payable	$21,307	$21,421

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA

AND OPERATING RATIOS

	Three Months Ended September 30				Nine Months Ended September 30
	2011		2010		2011		2010
	(Unaudited)
	($ thousands)

ABF Freight System, Inc.(1)	$466,287		$409,916		$1,327,168		$1,122,384
Other revenues and eliminations	44,600		35,615		117,201		94,384
Total consolidated operating revenues	$510,887		$445,531		$1,444,369		$1,216,768

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$272,038	58.3%	$259,613	63.3%	$807,792	60.9%	$745,037	66.4%
Fuel, supplies and expenses	86,570	18.6	67,045	16.4	254,292	19.2	192,686	17.2
Operating taxes and licenses	11,343	2.4	11,229	2.7	34,336	2.6	32,438	2.9
Insurance	5,139	1.1	4,870	1.2	18,132	1.4	14,981	1.3
Communications and utilities	3,779	0.8	3,830	0.9	11,490	0.9	11,008	1.0
Depreciation and amortization	17,540	3.8	16,992	4.2	52,160	3.9	51,698	4.6
Rents and purchased transportation	49,598	10.6	46,830	11.4	140,455	10.6	120,771	10.7
Gain on sale of property and equipment	(1,060)	(0.2)	(74)	—	(1,944)	(0.1)	(498)	—
Other	2,997	0.7	2,141	0.5	6,547	0.3	5,101	0.4
	447,944	96.1%	412,476	100.6%	1,323,260	99.7%	1,173,222	104.5%

Other expenses and eliminations	41,825		34,831		112,985		91,397

Total consolidated operating expenses and costs	$489,769		$447,307		$1,436,245		$1,264,619

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$18,343		$(2,560)		$3,908		$(50,838)
Other income (loss) and eliminations	2,775		784		4,216		2,987
Total consolidated operating income (loss)	$21,118		$(1,776)		$8,124		$(47,851)

(1)  Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	% Change	2011	2010	% Change
	(Unaudited)

Workdays	64	64		191.5	190.5

Billed Revenue (1) / CWT	$27.10	$23.38	15.9%	$25.70	$23.52	9.3%

Billed Revenue (1) / Shipment	$386.25	$340.54	13.4%	$365.09	$334.56	9.1%

Shipments	1,203,970	1,201,683	0.2%	3,652,776	3,366,599	8.5%

Shipments / Day	18,812	18,776	0.2%	19,075	17,672	7.9%

Tonnage (tons)	858,048	875,156	(2.0)%	2,594,053	2,394,510	8.3%

Tons / Day	13,407	13,674	(2.0)%	13,546	12,570	7.8%

(1)      Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications
Telephone: (479) 785-6200

END OF RELEASE